EXHIBIT 99.1

                                                                   PRESS RELEASE

                                    |GRAPHIC|
Contacts:
         Paul Henning
         Cameron Associates
         212-245-8800
paul@cameronassoc.com

         Carolyn Wrenn
         ParkerVision, Inc.
         888 690-7110
cwrenn@parkervision.com



PARKERVISION REPORTS FOURTH QUARTER AND YEAR END 2005 RESULTS

JACKSONVILLE, FLORIDA, MARCH 7, 2006 - ParkerVision, Inc. (Nasdaq NMS: PRKR), a developer and marketer of semiconductor technology solutions for wireless applications, announced today net revenues from the sale of retail products of approximately $271,000 for the three month period ended December 31, 2005, compared to $19,000 for the same period in 2004. Revenues from continuing operations for the year ended December 31, 2005 and 2004 were approximately $996,000 and $441,000, respectively.

The net loss from continuing operations for the fourth quarter was $3.5 million, or $.17 per share compared to $9.7 million or $.53 per share in 2004. The year's net loss from continuing operations was $23.1 million, or $1.14 per share compared to $22.6 million or $1.25 per share for the full year's period in 2004.

Subsequent to the end of the year, the Company completed a private placement of 2,373,335 shares of its common stock, at a price of $7.50 per share, and redeemable warrants to purchase an additional 593,335 shares, at an exercise price of $8.50 per share, for gross proceeds of approximately $17.8 million.

"2005 marked the start of an exciting new phase for our company," said Jeff Parker, President and Chief Executive Officer. "We exited the retail business, advanced our Energy Signal Processing (ESP(TM)) technology, strengthened our balance sheet, and engaged in continuing and progressive business discussions with OEMs who represent over 50% of the worldwide mobile handset marketplace.

"We are beginning 2006 with demonstrations of our first fully-integrated d2p(TM) circuits ("ICs"). We believe these initial ICs are an important milestone for the company as they enable our potential customers to proceed through the technology due diligence at a faster pace. Our target customer base has expanded to now include many of the established component manufacturers who provide ICs to the mobile handset OEM's. These developments, combined with the results of recent OEM meetings, have only strengthened my confidence in our near-term goal of securing initial design wins.

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

"The progress we have made since our initial technology demonstrations in the second quarter of 2005 reflects a uniform commitment to our strategy, belief in our technology, and dedication of our team here at ParkerVision," concluded Mr. Parker.

The company will host a live broadcast of its fourth quarter and year end 2005 financial results via conference call on Tuesday, March 7, 2006 at 4:30 PM Eastern time. The conference call will be accessible by telephone at 800-810-0924 (no pass code required) and participants are advised to dial-in at least five minutes before the scheduled start time. The replay of the conference call will be available for seven days by telephone at 888-203-1112 or 719-457-0820 using pass code 2393448 and accessible by webcast via the Internet at www.parkervision.com for a period of 90 days.

About ParkerVision

ParkerVision is focused on the commercialization of its proprietary RF communication technologies that enable significant advancements in wireless products and services. These technologies are described collectively as Energy Signal Processing(TM) (ESP(TM)). ESP optimally processes RF waveform energy, eliminating costly and inefficient circuit processes inherent in traditional RF designs.

ParkerVision's solutions will initially address key needs for extended battery life, reduced cost and higher performance in mobile handsets as the cellular industry migrates to next generation 3G networks. The company's extended business strategy targets additional market opportunities in communications and networking where it can leverage its ESP technologies for products and services in an increasingly wireless world.

Safe Harbor Statement

This press release contains forward-looking information. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company's SEC reports, including the Form 10K for the year ended December 31, 2004 and the Forms 10Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. These risks and uncertainties could cause actual results to differ materially from those currently anticipated or projected.


                                       ###





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





                        SUMMARY OF RESULTS OF OPERATIONS
                   IN THOUSANDS (EXCEPT FOR PER SHARE AMOUNTS)


                                                        Three Months Ended                  Full Year Ended
                                                             Dec. 31,                           Dec. 31,
                                                   --------------------------         ---------------------------
                                                     2005               2004             2005              2004
                                                   --------          --------          --------          --------
Revenue, net                                           $271               $19              $996              $441
Cost of goods sold                                       52               314               786               526
Write down of inventory to net
     realizable value                                     0             2,769             2,251             2,769
                                                   --------          --------          --------          --------
Gross margin                                            219            (3,064)           (2,041)           (2,854)
                                                   --------          --------          --------          --------

Research and development                              1,982             3,262            10,284            11,423
Marketing and selling                                   307             1,217             3,141             2,484
General and administrative                            1,316             2,206             6,038             6,044
Loss on disposal of property and equipment               25                 0             1,899                 0
                                                   --------          --------          --------          --------
   Total operating expense                            3,630             6,685            21,362            19,951
                                                   --------          --------          --------          --------

Interest and other                                      (91)               62               304               217
                                                   --------          --------          --------          --------

Loss from continuing operations                      (3,502)           (9,687)          (23,099)          (22,588)

Net gain from discontinued operations                     0                65                 0             7,773
                                                   --------          --------          --------          --------

Net loss                                            $(3,502)          $(9,622)         $(23,099)         $(14,815)
                                                   ========          ========          ========          ========

Basic and diluted loss per common share
     Continuing operations                           $(0.17)           $(0.53)           $(1.14)           $(1.25)
     Discontinued operations                           0.00              0.00              0.00              0.43
Total                                                $(0.17)           $(0.53)           $(1.14)           $(0.82)
                                                   ========          ========          ========          ========


                            BALANCE SHEET HIGHLIGHTS


                                                                    Dec 31, 2005       Dec 31, 2004
                                                                    ------------       ------------
Cash, cash equivalents and short term investments                      $10,569             $7,798
Inventories and other current assets                                     1,696              5,996
Property and equipment, net                                              1,868              3,373
Other assets, net                                                        9,699             10,914
                                                                       -------            -------
            Total assets                                               $23,832            $28,081
                                                                       =======            =======

Current liabilities                                                     $1,432             $3,323
Shareholders' equity                                                    22,400             24,758
                                                                       -------            -------
            Total liabilities and shareholders' equity                 $23,832            $28,081
                                                                       =======            =======

                                -------END------



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